UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 100 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	LMFAW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 7.01    Regulation FD Disclosure.

As previously disclosed by LM Funding America, Inc. (the “Company”) in its SEC filings, on July 14, 2020, the Company notified Hanfor (Cayman) Limited and BZ Industrial Limited (collectively, “Hanfor”) that the Company had elected to terminate the Share Exchange Agreement, dated March 23, 2020, between the Company and Hanfor (the “Share Exchange Agreement”) due to Hanfor’s inability to provide audited financial statements by June 30, 2020 as required by the Share Exchange Agreement.  As also previously disclosed, although the Company believes that it properly terminated the Share Exchange Agreement, on July 21, 2020, counsel to Hanfor informed the Company that Hanfor believed that the Company’s termination was not effected in accordance with the terms of the Share Exchange Agreement.

On October 23, 2020, an amended Schedule 13D was filed by Xueyuan Han, the principal owner of Hanfor, with respect his beneficial ownership of shares of common stock of the Company.  In the amended Schedule 13D, Mr. Han alleged, among other things, that the Company misinterpreted the termination provisions of the Share Exchange Agreement, that Hanfor is still within a cure period under the Share Exchange Agreement, and that Hanfor is purporting to appoint a director to the Company’s Board of Directors.  Following the filing of the amended Schedule 13D, the Company continues to believe that its termination of the Share Exchange Agreement was proper because, among other reasons, the failure of Hanfor to provide audited financial statements by June 30, 2020, was an uncurable default under the Share Exchange Agreement.  Furthermore, the Company was informed by Hanfor prior to such termination that Hanfor would be unable to provide audited financial statements for Hanfor for the foreseeable future because of ongoing legal issues in China.  As a result, the Company believes that the purported appointment of Mr. Han to the Company’s Board of Directors is invalid.

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Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties.   Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Dated: October 26, 2020